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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                             Amendment No. 1 to Form 8-K

                                    Current Report
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):    July 2, 1998
                                                         --------------------

                                  CUMULUS MEDIA INC.
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                (Exact Name of Registrant as specified in its charter)

        Illinois                      000-24525               36-4159663
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(State or other jurisdiction      (Commission File          (IRS Employer
    of incorporation)                  Number)          Identification Number


                 111 E. Kilbourn Ave., Suite 2700, Milwaukee, WI 53202
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                 (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: (414) 615-2800
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                                     None
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            (Former name or former address, if changed since last report)

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Item 2.   Acquisition or Disposition of Assets

     As previously reported on Form 8-K dated July 17, 1998, on July 2, 1998, pursuant to the terms of a Stock Purchase Agreement dated January 9, 1998, Cumulus Media Inc. ("Cumulus" or the "Company") acquired the stock of Republic Corporation, which owned all of the stock of Colonial Broadcasting, Inc. ( now known as CBA Broadcasting, Inc., the "CBA acquisition" or "CBA"), from Robert Lowder for approximately $40 million in cash. The Company financed the acquisition with available cash from its recently completed Offerings (as defined below).

In Chattanooga, TN, CBA owns and operates WUSY(FM), a 100 kW country music station. Together with a previously announced agreement to acquire WLMX-AM/FM and WZST(FM) from the Wicks Broadcasting Group, which is pending FCC approval, Cumulus will own 3 FM stations and 1 AM station in the Chattanooga market. Chattanooga is the 102nd largest out of 267 Arbitron rated radio markets in the country. The CBA acquisition also provided Cumulus with 2 FM and 2 AM stations -- WMXS(FM), WLWI(FM), WMSP(AM), and WNZZ(AM) in
Montgomery, AL.   The FM stations both broadcast at 100 kW of power.
Montgomery, the 143rd largest out of 267 Arbitron rated radio markets, is the state capital of Alabama.

Cumulus Media Inc. is a radio broadcasting company focused on the acquisition, operation and development of radio stations in mid-sized and smaller radio markets in the U.S. The Company currently owns or operates
111 radio stations in 22 U.S. radio markets.   Including all stations owned
and those operated subject to pending acquisitions, Cumulus controls 176 stations in 34 markets, making it the nation's 4th largest radio broadcaster in terms of stations. Cumulus recently completed an initial public offering of its Class A Common Stock, 13 3/4 % Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009, and 10 3/8% Senior Subordinated Notes due 2008 (collectively, the "Offerings") for total gross proceeds of $391 million.

The financial statements required by this Current Report on Form 8-K concerning the acquisition of Colonial Broadcasting Inc. were previously reported in the Company's Registration Statement on Form S-1 (333-48849) as amended and declared effective by the Securities and Exchange Commission on June 26, 1998 (the "Registration Statement"). These financial statements are incorporated by reference herein.

The financial statements required by this Current Report on Form 8-K concerning the pro forma balance sheet of Cumulus Media Inc. as of March 31, 1998, and the pro forma statement of operations for the three months ending March 31, 1998 and the twelve months ending December 31, 1997 are included in this Amendment No. 1 to Form 8-K as Exhibit 7.3.

Item 7.   Financial Statements and Exhibits.

     (A)  Financial Statements of Businesses Acquired

     The audited financial statements of Republic Corporation (radio broadcast operations only) as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and the unaudited financial statements of Republic Corporation (radio broadcast operations only) as of March 31, 1998 and 1997 and for the three month periods then ended are incorporated by reference to the Company's Registration Statement on Form S-1 (333-48849).

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     (B)  Cumulus Media Inc. Pro Forma Financial Information

     In accordance with Item 7 (b) of Form 8-K, pro forma financial information related to the acquisition are included as Exhibit 7.3 to this Amendment No. 1 to Form 8-K.

     (C)  Exhibits.

     7.1 Stock Purchase Agreement between Cumulus Media Inc. (f/k/a/ Cumulus Holdings, Inc.) and Robert Lowder dated as of January 9, 1998, as amended on January 23, 1998 and May 5, 1998 (incorporated by reference to the Registration Statement).

     7.2 Press release dated July 6, 1998 (previously filed with the current report on Form 8-K dated July 17, 1998).

     7.3  Cumulus Media Inc. Pro Forma Financial Information

          A.   Unaudited Pro Forma Combined Balance Sheet as of March 31,
               1998.

          B. Unaudited Pro Forma Combined Statements of Operations for the three months ended March 31, 1998, and for the year ended December 31, 1997.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CUMULUS MEDIA INC.



                                   By:  /s/ Richard W. Weening
                                        ------------------------
                                        Richard W. Weening
                                        Executive Chairman


Date: August 12, 1998

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                                    EXHIBIT INDEX

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

Exhibit No.

  7.1 Stock Purchase Agreement between Cumulus Media Inc. (f/k/a Cumulus Holdings, Inc.) and Robert Lowder dated as of January 9, 1998, as amended on January 23, 1998 and May 5, 1998 (incorporated by reference as an exhibit to the Registration Statement filed on Form S-1 (333-48849).

  7.2 Press release dated July 6, 1998 (previously filed with the Current Report on Form 8-K dated July 17, 1998).

  7.3     Cumulus Media Inc. Pro Forma Financial Information

          A.   Unaudited Pro Forma Combined Balance Sheet as of March 31, 1998.

          B. Unaudited Pro Forma Combined Statements of Operations for the three months ended March 31, 1998, and for the year ended December 31, 1997.

  7.4 The audited financial statements of Republic Corporation (radio broadcast operations only) as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and the unaudited financial statements of Republic Corporation (radio broadcast operations only) as of March 31, 1998 and 1997 and for the three month periods then ended are incorporated by reference to the Company's Registration Statement on Form S-1 (333-48849).

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